Exhibit 1.1

[ • ] Shares

EP ENERGY CORPORATION

Class A common stock

UNDERWRITING AGREEMENT

January [ • ], 2014

CREDIT SUISSE SECURITIES (USA) LLC,

J.P. MORGAN SECURITIES LLC

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Dear Sirs:

1.  Introductory. EP Energy Corporation, a Delaware corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters [ • ] shares (“Firm Securities”) of its Class A common stock, $0.01 par value per share (“Securities”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [ • ] additional shares (“Optional Securities”) of its Securities, as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2.  Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)  Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-1 (No. 333-190979) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses.  At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”.  The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities.  At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended.  The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [ • ] pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and each individually as a “Registration Statement”.  A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time.  A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time.  For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)  Compliance with the Requirements of the Act.  (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)  Ineligible Issuer Status.  (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(d)  General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated January [ • ], 2014 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(e)  Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)  Good Standing of the Company.  The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the management, condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); all such jurisdictions are listed on Schedule F hereto.

(g)  Subsidiaries.  The entities listed on Schedule G hereto are the only direct or indirect significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) of the Company. Each such significant subsidiary of the Company has been duly incorporated or formed and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate and/or other similar power and authority to own its properties and conduct its business as described in the General Disclosure Package; and each such significant subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing (in each case, to the extent such concept exists) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect, and all such jurisdictions are listed on Schedule F hereto; all of the issued and outstanding capital stock or other ownership interests of each such significant subsidiary of the Company has been duly authorized and validly issued and, in the case of any such corporation, is fully paid and nonassessable; and the capital stock or other ownership interests of each such significant subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except as disclosed in the General Disclosure Package.

(h)  Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, and will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; except as disclosed in the Registration Statement and the General Disclosure Package, the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the Registration Statement and the General Disclosure Package there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus referred to in Section 2(a) hereof.

(i)  No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(j)  Registration Rights.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(k)  Listing.  The Offered Securities have been approved for listing on The New York Stock Exchange, subject to notice of issuance.

(l)  Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the execution, delivery and performance of this Agreement, and the offering, issuance and sale of the Offered Securities, except (i) as may be required under state securities or “Blue Sky” laws in connection with the transactions contemplated hereby, (ii) such as will have been obtained on or prior to the Closing Date and (iii) for such other consents, approvals, authorizations or orders as would not adversely affect the Underwriters and as would not have a Material Adverse Effect.

(m)  Title to Property.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have (i) good and defensible title to all of their oil and gas properties (including oil and gas wells, producing leasehold interests and appurtenant personal property), title investigations having been carried out by the Company or its subsidiaries consistent with the reasonable practice in the oil and gas industry in the areas in which the Company and its subsidiaries operate and (ii) good and marketable title to all other real properties and good title to all personal properties and assets owned by them, in each case free from liens, encumbrances and defects that would, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(n)  Rights-of-Way.  The Company and its subsidiaries have such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to enable the Company to conduct its business in the manner described in the General Disclosure Package, subject to qualifications as may be set forth in the General Disclosure Package, except where failure to have such rights-of-way would not have, individually or in the aggregate, a Material Adverse Effect.

(o)  Reserve Engineers.  The oil and gas reserve estimates for EP Energy LLC and its subsidiaries as of December 31, 2012 and September 30, 2013 contained or referenced, as the case may be, in the Registration Statement, General Disclosure and Final Prospectus were prepared by EP Energy LLC and its subsidiaries and audited by Ryder Scott Company, L.P. (the “Engineer”), and the Company has

no reason to believe that such estimates do not fairly reflect the oil and gas reserves of EP Energy LLC and its subsidiaries as of December 31, 2012 and September 30, 2013, respectively. The information underlying such estimates, including commodity prices, was true and correct in all material respects on the respective dates such estimates were made, and there have been no material changes to such information since the respective dates of such estimates, other than normal production of reserves, the impact of changes in commodity prices, and costs and fluctuations in demand for oil and natural gas, and except as disclosed in each of the Registration Statement, General Disclosure and Final Prospectus. The Engineer is, as of the date hereof, an independent reserve engineer with respect to EP Energy LLC, the Company and their subsidiaries.

(p)  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws or any equivalent organizational document of the Company or any such subsidiary, except, in the case of clauses (i) and (ii), where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(q)  Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except for such defaults in the case of this clause (ii) that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)  Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(s)  Possession of Licenses and Permits.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct their business as described in the General Disclosure Package and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(t)  Absence of Labor Dispute.  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(u)  Possession of Intellectual Property.  The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know- how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) that, to their best knowledge after due inquiry, are necessary to conduct their business as described in the General Disclosure Package, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(v)  Environmental Laws.  Except as disclosed in the General Disclosure Package, to the best knowledge of the Company, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and, except as disclosed in the General Disclosure Package, the Company is not aware of any pending investigation which might lead to such a claim.

(w)  Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the headings “Certain Relationships and Related Party Transactions,” “Corporate Reorganization,” “Description of Capital Stock,”  and “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders,” insofar as such statements summarize legal matters, agreements, documents or legal or regulatory proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or legal or regulatory proceedings and present the information required to be shown. There are no contracts or documents which are required to be described in the Registration Statement or the General Disclosure Package pursuant to Form S-1 or to be filed as exhibits to the Registration Statement pursuant to Item 601 of Regulation S-K which have not been so described or filed as required, except for such exhibits as would not have a Material Adverse Effect.

(x)  Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(y)  Statistical and Market-Related Data.  Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(z)  Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with all applicable provisions of Sarbanes-Oxley and Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(aa)  Litigation.  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, and to the best knowledge of the Company, no such actions, suits or proceedings are threatened.

(bb)  Financial Statements.  The historical financial statements included in each Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows of the Company and its subsidiaries for the periods shown. Except as disclosed in the General Disclosure Package, such financial statements comply as to form in all material respects with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved.  The pro forma condensed consolidated financial information and the related notes thereto included under the heading “Unaudited Pro Forma Condensed Consolidated Financial Data” in the General Disclosure Package present fairly in all material respects the information contained therein and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma adjustments comply as to form with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.  Ernst & Young LLP has certified the audited financial statements of the Company included in the Registration Statement, General Disclosure Package and the Final Prospectus, and is an independent registered public accounting firm with respect to the Company and its subsidiaries within the Rules and Regulations and as required by the Act and the applicable rules and guidance from the Public Company Accounting Oversight Board (United States).  PricewaterhouseCoopers, LLP has certified the audited financial statements of Four Star Oil & Gas Company included in the Registration Statement, General Disclosure Package and the Final Prospectus, and is an independent registered public accounting firm with respect to Four Star Oil & Gas Company within the Rules and Regulations and as required by the Act and the applicable rules and guidance from the Public Company Accounting Oversight Board (United States). The other financial and statistical data included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly, in all material respects, the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement,  the General Disclosure Package and the Final Prospectus.  There are no financial statements that are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required.

(cc)  No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the management, condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or any of its subsidiaries.

(dd)  Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(ee)  Ratings.  No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(d)(ii) hereof.

(ff)  Insurance.  Except as disclosed in the Registration Statement and the General Disclosure Package, the Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are adequate for the conduct of their business.  All such policies of insurance insuring the Company and its subsidiaries are in full force and effect.  The Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  Neither the Company nor any of its subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as disclosed in the Registration Statement and the General Disclosure Package.

(gg)  Tax Returns.  The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(hh)  Certain Relationships and Related Party Transactions.  No relationship, direct or indirect, exists between or among the Company or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its subsidiaries on the other hand, which is required to be described in the General Disclosure Package which is not so described therein.  The Final Prospectus will contain the same description of the matters set forth in the preceding sentence contained in the General Disclosure Package.

(ii)  ERISA.  The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company or any of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintain or are required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or any of its subsidiaries are in compliance with the currently applicable provisions of ERISA, except where the failure to comply would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries have incurred or would reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA, or any other liability under Title IV of ERISA.

(jj)  No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or similar law of the European Union or any European Union Member State or similar law of a jurisdiction in which the Company or any of its subsidiaries conduct their business and to which they are lawfully subject; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk)  Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the anti-money laundering laws and regulations of the United States and the European Union and similar laws of any jurisdiction in which the Company or any of its subsidiaries conducts business and to which they are lawfully subject, as applicable, (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or, to the knowledge of the Company, any of their directors, officers, agents or employees with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)  No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[ • ] per share, that number of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying [ • ] Firm Securities by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Securities.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank specified by the Company (and acceptable to the Representatives) drawn to the order of the Company at the office of Latham & Watkins LLP, 811 Main Street Suite 3700, Houston, Texas 77002, at 9:00 A.M., New York time, on January [ • ], 2014, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. Delivery of the Firm Securities will be made through the facilities of the Depositary Trust Company (the “DTC”) unless the Representatives shall otherwise instruct.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities.  Such notice(s) shall set forth (i) the aggregate number of shares of Optional Securities to be sold by the Company as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Optional Securities will be delivered (each time for the delivery of and payment for the Optional Securities being herein referred to as an “Optional Closing Date,” which may be the First Closing Date) (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”).  The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities.  Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each Optional Closing Date shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank specified by the Company (and acceptable to the Representatives) drawn to the order of the Company, at the above office of Latham & Watkins LLP.  The delivery of any Optional Securities will be made through the facilities of the DTC unless the Representatives shall otherwise instruct.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.  Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a)  Additional Filings.  Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement.  The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) Filing of Amendments; Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent, which shall not be unreasonably withheld; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the

Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)  Rule 158.  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e)  Furnishing of Prospectuses.  The Company will furnish to the Representatives copies of each Registration Statement, including all exhibits, and upon the request of the Representatives, signed copies of each Registration Statement, any Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished within two business days following the execution and delivery of this Agreement unless otherwise agreed by the Company and the Representatives. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)  Blue Sky Qualifications.  The Company shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register the Offered Securities for resale under (or obtain exemptions from the application of) the state securities or Blue Sky laws of those jurisdictions designated by the Underwriters, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Securities.  Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not presently qualified or subject to taxation.

(g)  Reporting Requirements.  During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h)  Payment of Expenses.  The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) any filing fees and reasonable attorney’s fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Securities for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, (ii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters up to $50,000, in connection with the FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Offered Securities, (iii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees; provided, however, that the Underwriters agree to pay the costs and expenses of any chartered flight or other transportation in connection therewith, (iv) fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, (v) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (vi) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and expenses incurred in preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors and (vii) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Agreement, the Underwriters shall pay their own expenses, including the fees and disbursement of their counsel.

(i)             Use of Proceeds.  The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j)            Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)         Restriction on Sale of Securities by the Company.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”), except (i) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof and (ii) the filing of a registration statement on Form S-8 relating to, and the issuance and sale of Lock-Up Securities pursuant to, the terms of a plan described in the General Disclosure Package.  The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that Credit Suisse consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless Credit Suisse waives, in writing, such extension.  The Company will provide the Representatives with notice of any results, news, events or announcement described in clauses (1) and (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(l)             Agreement to announce lock-up waiver.  If Credit Suisse, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 7(k) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of such release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service at least two business days before the effective date of the release or waiver.

6.  Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.  Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)  Accountants’ Comfort Letters.  The Representatives shall have received a “comfort letter,” dated the date hereof, from each of Ernst & Young LLP in form and substance satisfactory to the Representatives, covering the financial information in the Registration Statements and the General Disclosure Package and other customary matters.  In addition, on each Closing Date, the Underwriters shall have received from such accountants a “bring-down comfort letter” dated such Closing Date addressed to the Underwriters, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Registration Statement and the Final Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three (3) days prior to such Closing Date.

(b)  Ryder Scott Comfort Letters.  The Representatives shall have received a letter, dated the date hereof, of Ryder Scott Company, L.P., independent petroleum engineers, in form and substance satisfactory to the Representatives, covering the oil and gas reserves information in the Registration Statement and the General Disclosure Package and other customary matters.  In addition, on each Closing Date, the Underwriters shall have received from such independent petroleum engineers a “bring-down comfort letter” dated such Closing Date addressed to the Underwriters, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the oil and gas reserves information in the Registration Statement and the Final Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three (3) days prior to the Closing Date.

(c)  Effectiveness of Registration Statement.  If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(d)  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the management, condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii)  any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(e)  Opinions of Counsels for the Company.  The Representatives shall have received opinions, dated such Closing Date, (i) of Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, as to the matters described in Schedule C hereto, and (ii) of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, as to the matters described in Schedule D hereto.

(f)  Opinion of General Counsel.  The Representatives shall have received an opinion, dated such Closing Date, of Marguerite N. Woung-Chapman, General Counsel for the Company, as to the matters described in Schedule E hereto.

(g)  Opinion of Counsel for Underwriters.  The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h)  Officer’s Certificate.  The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company set forth in Section 2(a) of this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge and after inquiry to the Commission, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(i)  Lock-up Agreements.  On or prior to the date hereof, the Representatives shall have received lockup letters in the form of Exhibit B from each of the executive officers and directors of the Company and each affiliate of Apollo Global Management, LLC, Riverstone Holdings LLC, Access Industries and Korea National Oil Corporation that owns shares of the Company’s Securities.

The Company will furnish the Representatives with any additional certificates, letters and documents as the Representatives reasonably request and conformed copies of documents delivered pursuant to this Section 7.  The Representatives may in their discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.  Indemnification and Contribution.  (a)  Indemnification of Underwriters.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)  Indemnification of Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Final Prospectus furnished on behalf of each Underwriter:  the concession figures appearing in the third paragraph under the caption “Underwriting” and the information contained in the twelfth and thirteenth paragraphs under the caption “Underwriting”.

(c)  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)  Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(d) hereof, the Company agrees that the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.  Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, hand delivered or telecopied and confirmed to the Representatives at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD and J.P. Morgan Securities LLC, 383 Madison Ave, 4th floor, NYC 10179, Attention: Equity Syndicate Desk; fax: 212-622-8353, or, if sent to the Company, will be mailed, hand delivered or telecopied and confirmed to it at 1001 Louisiana Street, Houston, Texas 77002, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, hand delivered or telecopied and confirmed to such Underwriter.

12.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.  Representation of Underwriters.  The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.  Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)                                 No Other Relationship.  The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b)                                 Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  Absence of Obligation to Disclose.  The Company has been advised that the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 Waiver.  The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.  Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17.  Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

[Signature Pages Follow]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

EP ENERGY CORPORATION

By:
Name:
Title:

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC
J.P. MORGAN SECURITIES LLC

For themselves and on behalf of the several Underwriters.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

Signature Page to Underwriting Agreement

SCHEDULE A

Underwriter	Number of Firm Securities
Credit Suisse Securities (USA) LLC
J. P. Morgan Securities LLC
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
Deutsche Bank Securities Inc.
UBS Securities LLC
BMO Capital Markets Corp.
RBC Capital Markets, LLC
Wells Fargo Securities, LLC
Evercore Group L.L.C.
Tudor, Pickering, Holt & Co. Securities, Inc.
Barclays Capital Inc.
Jefferies LLC
BBVA Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Nomura Securities International, Inc.
Scotia Capital (USA) Inc.
SG Americas Securities, LLC
TD Securities Inc.
Capital One Securities, Inc.
CIBC World Markets Corp.
SunTrust Robinson Humphrey, Inc.
ING Financial Markets LLC
Mizuho Securities USA Inc.
SMBC Nikko Securities America, Inc.
Stephens Inc.
Lebenthal & Co., LLC
Topeka Capital Markets, Inc.
Total

SCHEDULE B

1.             General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

[None]

2.              Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

Price per share to the public: $[ • ]

SCHEDULE C

Form of Akin Gump Strauss Hauer & Feld LLP Opinion

SCHEDULE D

Form of Paul, Weiss, Rifkind, Wharton & Garrison LLP Opinion

SCHEDULE E

Form of Opinion of General Counsel of the Company

SCHEDULE F

Jurisdictions

Entity	Jurisdiction
Crystal E&P Company, L.L.C.	Louisiana
EP Energy BondCo Inc.	None
EP Energy Brazil Holdings Company	None
EP Energy Brazil, L.L.C.	None
EP Energy Corporation	Texas
EP Energy do Brasil Ltda.	None
EP Energy E&P Company, L.P.	Alabama, Arkansas, Colorado, Indiana, Kansas, Louisiana, Mississippi, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Texas, Utah, West Virginia, Wyoming
EP Energy Gathering Company, L.L.C.	Texas, Utah
EP Energy Global LLC	Texas
EP Energy LLC	None
EP Energy Management, L.L.C.	Alabama, Arkansas, Colorado, Kansas, Louisiana, Michigan, Mississippi, Montana, Nebraska, New Mexico, North Dakota, Oklahoma, South Dakota, Tennessee, Texas, Utah, Washington, Wyoming
EP Energy Pescada Ltda.	None
EP Energy Resale Company, L.L.C.	Alabama, Arkansas, Colorado, Indiana, Kansas, Louisiana, Mississippi, Montana, New Mexico, North Dakota, Oklahoma, Texas, Utah, Wyoming
EPE Acquisition, LLC	None
EPE Employee Holdings II, LLC	None
EPE Holdings LLC	New York
Everest Acquisition Finance Inc.	None

SCHEDULE G

Subsidiaries

Entity	Jurisdiction
Crystal E&P Company, L.L.C.	Delaware
EP Energy BondCo Inc.	Delaware
EP Energy Brazil Holdings Company	Cayman Islands
EP Energy Brazil, L.L.C.	Delaware
EP Energy do Brasil Ltda.	Brazil
EP Energy E&P Company, L.P.	Delaware
EP Energy Gathering Company, L.L.C.	Delaware
EP Energy Global LLC	Delaware
EP Energy LLC	Delaware
EP Energy Management, L.L.C.	Delaware
EP Energy Pescada Ltda.	Brazil
EP Energy Resale Company, L.L.C.	Delaware
EPE Acquisition, LLC	Delaware
EPE Employee Holdings II, LLC	Delaware
EPE Holdings LLC	Delaware
Everest Acquisition Finance Inc.	Delaware

Exhibit A

Form of Press Release

EP Energy Corporation

[Date]

EP Energy Corporation (“Company”) announced today that Credit Suisse Securities (USA) LLC, a lead book-running managers in the Company’s recent public sale of       shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to    shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.   The [waiver] [release] will take effect on     ,           20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit B

Form of Lock-Up Letter

EP Energy Corporation

1001 Louisiana Street

Houston, Texas 77002

Credit Suisse Securities (USA) LLC

As representative of the Several Underwriters,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering will be made that is intended to result in the establishment of a public market for the Class A common stock, par value $0.01 per share (the “Securities”), of EP Energy Corporation, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”).  In addition, the undersigned agrees that, without the prior written consent of Credit Suisse, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Credit Suisse waives, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Securities received upon exercise of options or other securities of the Company granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement; provided that with respect to any sale or other disposition of such Securities, no filing under the Securities Exchange Act of 1934 (the “Exchange Act”) (other than on Form 5) or other public announcement shall be required or shall be voluntarily made by any party in connection with subsequent sales of such Securities acquired in such open market transactions during the Lock-Up Period.  Additionally, the restrictions in this Lock-Up Agreement shall not apply to (a) any sale of shares of Securities acquired by the undersigned in the open market following the Public Offering Date, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such subsequent sales of Securities acquired in the open market, (b) any exercise of options or vesting or exercise of any other equity-based award, in each case, outstanding on the Public Offering Date, and in each case under the Company’s equity incentive plan or any other plan or agreement described in the prospectus included in the Registration Statement, provided that any Securities received upon such exercise or vesting will also be subject to this Lock-Up Agreement, (c) the entering into a written trading plan designed to comply with Rule 10b5-1 of the Exchange Act, provided that no sales are made pursuant to such trading plan during the Lock-Up Period, provided that no filing or public announcement by any party under the Exchange Act or otherwise shall be required (or shall be voluntarily made in connection with such trading plan), (d) transfers as a bona fide gift or gifts, (e) transfers to a family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or his or her family members, (f) transfers by testate or intestate succession or (g) if the undersigned is a partnership, limited liability company or a corporation, transfers to its limited partners, members or stockholders as part of a distribution, or to any corporation, partnership or other entity that is its affiliate, provided that in each transfer pursuant to clauses (d)-(g) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing or public announcement by any party (donor, donee, transferor or transferee) under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 4 or Form 5).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, (i) Credit Suisse agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, Credit Suisse will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Credit Suisse hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

It is understood that if the Underwriting Agreement is executed yet terminates (other than the provisions thereof that survive termination) prior to payment for and delivery of the Offered Securities, the undersigned shall be released from all obligations under this Lock-Up Agreement.  Further, this Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before July 31, 2014.  This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of officer, director or stockholder]